EXHIBIT 7.2

                    SHARE PURCHASE AGREEMENT - WIRELESSON.COM


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                            SHARE PURCHASE AGREEMENT


This  Share  Purchase  Agreement   ("Agreement"),   between  WirelessOn.com  Ltd
(WIRELESSON.COM or the Company )and the following individual shareholders:

                           Patricia Pelech                      75,000
                           Bo Pelech                           150,000
                           Allan Bezanson                      225,000
                           Jim Everett                          50,000
plus option for 50,000@ $0.10 per share vesting pursuant to option agreement
                           Catalyst Venture Limited             70,000
                           Icon Enterprises Limited             75,000
                           Acil Associates Limited              80,000
                           Virtual Jukebox Inc.                225,000
                           Gregory M. Chornoboy                 42,000
                           Michael Koury                        16,000
                           K. Nadine Shand                      42,000
                           Trent Taylor                         10,000

Number of shares held or to be issued to present shareholders of WirelessonOn.Com is 1,200,000 common shares prior to Closing Date herein referred to as SHAREHOLDERS, AND Wirelesson.Com and Shareholders are herein collectively referred to as "SELLERS", and WatchOut!, Inc. d/b/a Innovative Cybersystems, a Utah corporation (as BUYER).

                              W I T N E S S E T H:

A. WHEREAS, WatchOut! Inc., is a corporation organized under the laws of Utah.

B. WHEREAS, SELLERS are willing to sell, and BUYER desires to purchase certain issued and outstanding shares of capital stock in WirelessOn.com, as specified on Exhibit A.

C.  WHEREAS,   WatchOut!   and  SELLERS  will  benefit  from  the   transactions
contemplated hereby and desire to implement the contemplated transaction.

D. WHEREAS, Sellers are willing to issue treasury common shares to BUYER as per Schedule "A".

NOW, THEREFORE, it is agreed among the parties as follows:

                                    ARTICLE I

                                THE CONSIDERATION

SELLERS shall sell and cause to be delivered and BUYER shall purchase the shares of WirelessOn.com common stock as specified on Exhibit A. The transactions contemplated by this Agreement shall be completed at a closing ("Closing") on a closing date which shall be on or before February 11, 2000. The purchase price for 455,172 common shares of WirelessOn.com stock to be paid by BUYER to WirelessOn.Com is, $2,750.000, (Canadian). It shall be paid in accordance with the terms set out in "Schedule A" This shall then represent


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 27.5%  of then  total  issued  and  outstanding  shares  of the  company  being
 1,655,172 common shares of WirelessOn.com.

BUYER shall purchase from SHAREHOLDERS common share held by them in accordance with the terms set out in Schedule "A".

                                   ARTICLE II

                               DELIVERY OF SHARES

The certificates representing all of the shares which shall be purchased shall be delivered and conveyed by SELLERS to BUYER with duly executed stock powers, upon receipt of the consideration by SELLERS in accordance with the receipt of the consideration on the dates set out in Schedule "A".

                                   ARTICLE III

   REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLERS AS TO WIRELESSON.COM

These representations or warranties are made by SELLERS as individuals, and as officers and directors of WirelessOn.com.

SELLERS hereby represent, warrant, and covenant to BUYER as follows:

     3.1 WirelessOn.com is a corporation duly organized, validly existing and in good standing under the laws of Ontario, Canada, and has the corporate power and authority to carry on its business as it is now being conducted. The Articles of Incorporation of WirelessOn.com and amendments, copies of which have been delivered to BUYER, are complete and accurate, and the minute books of WirelessOn.com, which will be delivered to BUYER contain a complete and accurate record of all material actions taken at, all meetings of the shareholders and Board of Directors of WirelessOn.com.

     3.2 The aggregate number of shares which WIRELESSON.COM is authorized to issue is an unlimited number of shares with no par value per share, of which, 1,200,000 shares are issued and outstanding as at the date of Closing. Such shares are fully paid and non- assessable. WIRELESSON.COM has no outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of capital stock.

     3.3 SELLERS have complete and unrestricted power to enter into and, upon receipt of the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

     3.4 SELLERS own the common shares of WIRELESSON.COM free and clear of all liens and encumbrances, and are authorized to sell such shares to BUYER, subject only to the pledge agreements and debts recited hereinafter


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     3.5 SELLERS who represent WIRELESSON.COM shall not enter into or consummate any transactions other than those required in the normal course of business, prior to the Closing Date and will pay no dividend, or increase the compensation of officers and will not enter into any other business agreement or transaction, prior to closing date.

     3.6 The representations and warranties of SELLERS shall be true and correct as of the date hereof and as of the Closing Date.

     3.7 SELLERS have delivered to buyer all of the corporate books and records of WIRELESSON.COM for review, true and correct copies of WIRELESSON.COM's tax returns since August, 1999. SELLERS will also deliver to buyer on or before the Closing Date any reports relating to the financial and business condition of WIRELESSON.COM which occur after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

     3.8 No representation or warranty by SELLERS in this Agreement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

     3.9 SELLERS will cause WIRELESSON.COM to notify Buyer prior to any Board meeting and to allow Buyer to be represented. Buyer shall have the ability to appoint one board member once they own 27.5% of Seller and a majority of the Board once they have 51% of the issued and outstanding shares of Seller. The Board shall then be comprised of 5 members of which 2 shall be appointed by the minority shareholders.

     3.10 SELLERS shall deliver within 45 days of February 10, 2000 to buyer audited financial statements of WIRELESSON.COM dated December 31, 1999 financial statements in accordance with Canadian GAAP standards. All such financial statements, herein sometimes called " Financial Statements" are (and will be) complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of the periods indicated. All financial statements of WIRELESSON.COM will have been prepared in accordance with generally accepted accounting principles, and will be "unqualified" except as to "going concern."

     3.11 Since the dates of the WIRELESSON.COM Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise, of WIRELESSON.COM. WIRELESSON.COM Does not have any material liabilities or obligations, secured or unsecured, except as shown in the financial statements.

     3.12 There are no pending legal proceedings or regulatory proceedings involving WIRELESSON.COM, there are no legal proceedings or regulatory proceedings involving material claims pending, or, to the knowledge of the officers of WIRELESSON.COM, threatened against WIRELESSON.COM or affecting any of their assets or properties, and WIRELESSON.COM is not in any material breach or violation of or default under any contract or instrument to which WIRELESSON.COM is a party.


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     3.13  WIRELESSON.COM  shall not enter into or consummate  any  transactions prior to the Closing Date and will pay no dividend, or increase the compensation of officers and will not enter into any agreement or transaction, without consent of BUYER. Closing date shall be deemed to be February 11, 2000.

     3.14 The representations and warranties of SELLERS shall be true and correct as of the date hereof and as of the Closing Date.

     3.15 WIRELESSON.COM has no employee benefit plan in effect at this time.

     3.16 No representation or warranty in this Agreement, or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

     3.17 SELLERS warrant and represent that at closing those debts listed on Exhibit B and those incurred in the ordinary course of business and those listed in the financial statements as OF THE 31ST December 1999, shall be the sole and only debts of WirelessOn.com and sellers agree to indemnify and hold buyer harmless from any other debt whatsoever not listed thereon.

                                   ARTICLE IV

               REPRESENTATIONS, WARRANTIES, AND COVENANTS OF BUYER

No representations or warranties are made by any director, officer, employee, or shareholder of buyer as individuals, except as and to the extent stated in this Agreement or in a separate written statement.

BUYER hereby represents, warrants, and covenants to SELLERS as follows:

     4.1 BUYER is a corporation duly organized, validly existing, and in good standing under the laws of the state of, Utah and has the corporate power and authority and to carry on its business as it is now being conducted.

     4.2 BUYER has complete and unrestricted power to enter into this agreement; and, to consummate the transactions contemplated by this Agreement.

     4.3 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by BUYER will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of BUYER.

     4.4 The execution of this Agreement has been duly authorized and approved by the BUYER S Board of Directors.

     4.5 The representations and warranties of BUYER shall be true and correct as of the date hereof and as of the Closing Date.


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                                    ARTICLE V

               OBLIGATIONS OF THE PARTIES PENDING THE CLOSING DATE

     5.1 At all times prior to the Closing Date during regular business hours, each party will permit the other to examine its books and records to the extent the same are relevant to the purchase of the shares of WIRELESSON.COM and the books and records of its subsidiaries and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other party with information which is confidential or proprietary information. During the term of this Agreement, and for two years following the earlier of the Closing or the termination of this Agreement, the recipient of such information shall protect such information from disclosure to persons, other than members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure, and not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly destroy, return, or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings and, in addition, shall either furnish or cause to be furnished, or shall destroy, or shall maintain with such standard of care as is exercised with respect to its own confidential or proprietary information, all copies of all documents or other written records developed or prepared by such party on the basis of such confidential or proprietary information. No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made, (b) information acquired by the party to whom the disclosure is made from other sources, or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party to whom the disclosure is made.

     5.2 SELLERS and BUYER shall promptly provide each other with information as to any significant developments in the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

     5.3 All parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as practicable.

                                   ARTICLE VI

                              PROCEDURE FOR CLOSING

     6.1 At the Closing Date, the purchase and sale shall be effected with share certificates of WIRELESSON.COM together with stock powers executed in blank, being delivered to escrow agent for all shares which may be purchased in accordance with Exhibit "A" with delivery of $150,000 (CND). Seller shall issue shares proportionate to the receipt of funds as set out in Schedule "A".

                                   ARTICLE VII

                           CONDITIONS PRECEDENT TO THE

                          CONSUMMATION OF THE PURCHASE

The following are conditions precedent to the consummation of the Agreement on or before the Closing Date:

     7.1 SELLERS and BUYER shall each have performed and complied with all of their respective obligations hereunder which are to be complied with or performed on or before the Closing Date and SELLERS and BUYER shall provide one another at the Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Closing Date pursuant to the terms of this Agreement.

     7.2 This Agreement and the transactions contemplated herein shall have been duly and validly authorized, approved and adopted by SELLERS, and buyer in accordance with the applicable laws.

     7.3 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which if decided adversely to any party hereto or its directors or officers WirelessOn.com would materially and adversely affect the business, assets, or financial position of WIRELESSON.COM.

     7.4 The representations and warranties made by SELLERS and by BUYER in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Closing Date.

     7.5 Since the dated of the WIRELESSON.COM Financial Statements, there have not been any material adverse changes in the business or condition, financial, or otherwise, of WIRELESSON.COM. WIRELESSON.COM does not have any material liabilities or obligations, secured or unsecured except as shown on current financials (whether accrued, absolute, contingent or otherwise).

     7.6 All outstanding liabilities of WIRELESSON.COM to SELLERS or SELLERS' affiliates, save and except as disclosed in the financial statements of WirelessOn.com, shall be waived prior to or concurrent with closing. Such waiver shall be deemed and treated as additional paid in capital and shall constitute additional basis in sellers stock.

     7.7 Creditors of WIRELESSON.COM shall have executed written agreements prior to Closing Date, providing for a payment schedule, as may be required by buyer.


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     7.8 No press  release or public  statement  will be issue  relating  to the transactions contemplated by this Agreement without prior approval of Buyer. However, either BUYER or WIRELESSON.COM may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

                                 ARTICLE VIII


                          TERMINATION AND ABANDONMENT

     8.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time prior to the Closing
Date:

     (a) By mutual consent of SELLERS and BUYER;

     (b) By either party, if any condition set forth in Article VII relating to the other party has not been met or has not been waived;

     (c) By BUYER and SELLER if any suit, action or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby;

     (d) By any party, if there is discovered any material error, misstatement or omission in the representations and warranties of another party;

     (e) By BUYER'S at BUYER election if SELLERS do not deliver, or indicates to BUYER that it will not deliver, WirelessOn.com financial arrangements with all creditors of WIRELESSON.COM, in form and substance satisfactory to both BUYER and SELLERS.

     8.2 Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof.


                                   ARTICLE IX

           TERMINATION COVENANTS, OF REPRESENTATIONS, AND WARRANTIES


     The respective covenants, representations and warranties of the parties hereto as contained herein shall survive the Closing for a period of two years.


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                                    ARTICLE X

                                  MISCELLANEOUS

     10.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein, referenced herein, or those provided for herein.
     10.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

     10.3 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use commercially reasonable efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

     10.4 This Agreement may be amended only in writing duly executed by all parties hereto.

     10.5 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

 SELLERS:

 To:             Bodnaruk & Capone
                 370 King Street West
                 Suite 416, P.O. Box 49
                 Toronto, Ontario
                 M5V 1J9
                 Attention:  P. Capone
                 Fax #:  416-593-5359


 BUYERS:

 To:             Innovative Cybersystems Corp.
                 20283 State Road 7, #400
                 Boca Raton, FL 33498
                 Fax #:

 copy to:        Deborah K. Hausman
                 Attorney at Law
                 20283 State Road 7, #400
                 Boca Raton, FL 33498
                 Fax #:

 or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

     10.6 BUYER agrees that, as controlling shareholder of WirelessOn.com, it will not cause or allow any reverse splits, or consolidations of shares for a period of 18 months following closing hereunder.

IN WITNESS WHEREOF, THE PARTIES HAVE SET THEIR HANDS THIS 10TH day of February 2000.

                                   SELLERS:

                                   _________________________________
                                   Patricia Pelech

                                   _________________________________
                                   Bo Pelech

                                   _________________________________
                                   Allan Bezanson

                                   _________________________________
                                   Jim Everett

                                   Catalyst Venture Limited

                                   Per:____________________________


                                   Icon Enterprises Limited

                                   Per:____________________________


                                   Acil Associates Limited

                                   Per:_____________________________


                                   Virtual Jukebox Inc.

                                   Per:_____________________________


                                   _________________________________
                                   Gregory M. Chornoboy


                                   _________________________________
                                   Michael Koury

                                   _________________________________
                                   K. Nadine Shand


                                   _________________________________
                                   Trent Taylor

                                   BUYER:

                                   WatchOut! Inc. d/b/a
                                   Innovative Cybersystems Corp.

                                   Per:_____________________________
                                   Kevin Waltzer, President


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                                    EXHIBIT A

1.       PAYMENT DATES

February 11, 2000                              $150,000 (CND) ***

February 18, 2000                              $150,000 (CND)

February 29, 2000                              $200,000 (CND)

MARCH 29, 2000                                 $2,250,000(CND)
                                               ---------------
                                              $2,750,000 representing 455,172
                                              common shares to the Buyer

2. The Buyer's percentage will remain 27.5 % during this time being March 29, 2000 regardless of dilution. (Such time period is subject to 7 days grace period).

3. Buyer shall also purchase 282,000 shares of the shares from the present Shareholders proportionately to their present shareholdings in the Company being 23.5% of 1.2 million shares with a payment of $2,360,000 (CND) payable on April 15, 2000.

4. On March 15th the Buyer will present to selling Shareholders the option to receive shares in WatchOut in lieu of the cash payment contemplated in paragraph 3 above of $2,260,000 in such proportions of cash and or shares of WatchOut as directed by the selling Shareholder to WatchOut! prior to April 7th, 2000.

5. Buyer shall then, for the next 18 months have the option to purchase the remaining 918,000 shares presently held by the Shareholders in WirelessOn.com for $8,750,000 (CND) or the present remaining shareholder of WirelessOn.com may choose to allow the purchase of these shares with shares of Buyer at a 35% discount to bid at time of purchase. If however, Buyer does not purchase the remaining ownership interest, the Seller may buy back 2% of the stock from Buyer for $350,000 (CND). In the event that the Buyer does not exercise the option, the Buyer and the selling shareholders agree to cause the directors of the company to take such proceedings so as to cause the company to become a public trading entity in Canada or the United States with all present shareholders being treated on an equal basis.

6. Once the first payment is received by Seller, Seller shall insure that the governing documents of WirelessOn.com shall require a 66% shareholder vote on any and all major changes affecting the Company including but not limited to mergers, acquisitions, acquiring debt.


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                                    EXHIBIT B

Promissory Note payable by WirelessOn.com to Novalink Finance Ltd. in the amount of $300,000.00.

Interest shall be payable on the Promissory Note monthly in arrears at the CIBC prime rate of interest plus 1%.

Principle on the note shall commence to be paid once the Company is positive EBITDA amortized over 1 year payable monthly from commencement of the term.

The Promissory Note shall be secured in the ordinary course against the assets of the company.